UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported):  April 10, 2012

Medefile International, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	033-25126 D	85-0368333
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Yamato Road Suite 1200 Boca Raton, FL	33431
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 912-3393

(Former name or former address, if changed since last report)
Copies to: Richard A. Friedman, Esq. Jeff Cahlon, Esq. Sichenzia Ross Friedman Ference LLP 61 Broadway, 32 nd Floor New York, New York 10006 Telephone: (212) 930-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 10, 2012, Medefile International, Inc. (the “Company”) filed a certificate of designation of Series B Preferred Stock (the “Series B Certificate of Designation”) with the Secretary of State of Nevada, pursuant to which 100,000 shares of the Company’s preferred stock were designated as Series B Convertible Preferred Stock (the “Series B Preferred Stock”). Pursuant to the Series B Certificate of Designation, the Series B Preferred Stock:

●	Has a liquidation preference over the common stock equal to the stated value of $1.00 per share.
●
Votes as a single class with the common stock and entitles its holders, for each share of Series B Preferred Stock, to cast such number of votes equal to 0.00051% of the total number of votes entitled to be cast. Accordingly, a holder of all 100,000 shares of Series B Preferred Stock will have the right to cast 51% of the total number of votes entitled to be cast.

●
Will automatically convert into common stock at a ratio of 10,000 shares of common stock for each share of Series B Preferred Stock, effective upon the Company’s filing of a certificate of amendment to its articles of incorporation, pursuant to which the Company’s number of authorized shares of common stock will increase to75,000,000,000.

 On April 12, 2012, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with Lyle Hauser (the “Preferred Stock Investor”). Lyle Hauser is the Company’s largest shareholder and the brother of Kevin Hauser, the Company’s chief executive officer. Pursuant to the Purchase Agreement, on April 12, 2012, the Company sold 100,000 shares of Series B Preferred Stock to the Preferred Stock Investor for an aggregate purchase price of $100,000, and the Company issued four-year warrants to purchase 1,000,000,000 shares of common stock to the Preferred Stock Investor with an exercise price of $0.0001. Pursuant to the Purchase Agreement, the Preferred Stock Investor agreed to vote its shares of Series B Preferred Stock to approve an amendment to the Company’s articles of incorporation to increase the Company’s authorized shares of common stock to 75,000,000,000.

On April 13, 2012, the Preferred Stock Investor voted its 100,000 shares of Series B Preferred Stock, representing 51% of the voting power of the Company’s shareholders, to approve an amendment to the Company’s articles of incorporation to increase the Company’s number of authorized shares of common stock to 75,000,000,000.

In connection with the foregoing, the Company relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, for transactions not involving a public offering.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01.

Item 3.03 Material Modification to Rights of Security Holders.

See Item 1.01.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

See Item 1.01.

Item 5.07 Submission of Matters to a Vote of Security Holders.

See Item 1.01.

Item 9.01 Financial Statements and Exhibits

 (d)           Exhibits.

Exhibit No.	Description
3.1	Certificate of Designation of Series B Preferred Stock
10.1	Securities Purchase Agreement, dated April 12, 2012, between the Company and the Preferred Stock Investor
10.2	Form of Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MEDEFILE INTERNATIONAL, INC.

Date: April 16, 2012	By:	/s/ Kevin Hauser
Name: Kevin Hauser
Title: Chief Executive Officer

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